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                             MADE2MANAGE SYSTEMS, INC.
                     COMPUTATION OF PRO FORMA NET INCOME PER SHARE
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

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

                                                                  Year             Nine Months
                                                                 Ended                 Ended
                                                               December 31,        September 30,
                                                                  1996                  1997
                                                               ------------        -------------

Weighted average common shares outstanding for the period         $   374            $   391
Weighted average shares from assumed conversion of
  preferred stock                                                   1,480              1,480
Common equivalent shares pursuant to Staff Accounting
  Bulletin No. 83                                                     326                326
Options and warrants under the treasury stock method                  666                689
                                                                  -------            -------

Shares used in per share calculation                                2,846              2,886
                                                                  -------            -------
                                                                  -------            -------

Net income                                                        $ 1,606            $   323
Income addback under modified treasury stock method                   115                109
                                                                  -------            -------
Net Income                                                        $ 1,721            $   432
                                                                  -------            -------
                                                                  -------            -------

Net Income per share                                              $   .60            $   .15
                                                                  -------            -------
                                                                  -------            -------

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